                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 2001

                                  AVIALL, INC.

             (Exact name of registrant as specified in its charter)


               DELAWARE                                1-12380                             65-0433083

---------------------------------------- ------------------------------------ --------------------------------------
    (State or other jurisdiction of           (Commission File Number)          (IRS Employer Identification No.)
            incorporation)

                               2750 REGENT BOULEVARD, DFW AIRPORT, TEXAS 75261-9048

--------------------------------------------------------------------------------------------------------------------
                  (Address of principal executive offices)                                 (Zip Code)



       Registrant's telephone number, including area code: (972) 586-1000


                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

         On December 17, 2001, Aviall, Inc. ("Aviall") entered into a securities purchase agreement (the "Securities Purchase Agreement") with Carlyle Partners III, L.P. and certain of its affiliates ("Carlyle"), pursuant to which Carlyle agreed to purchase $45 million of Aviall's Series B Senior Convertible Participating Preferred Stock (the "Series B Preferred Stock"). Pursuant to the terms of the Securities Purchase Agreement, at the closing (currently scheduled for December 21, 2001), Carlyle will receive 45,000 shares of Series B Preferred Stock. The shares of Series B Preferred Stock are convertible into shares of Aviall's Series D Senior Convertible Participating Preferred Stock (the "Series D Preferred Stock"), when and if Aviall obtains stockholder approval for the issuance of the Series D Preferred Stock and the Aviall common stock ("Common Stock") issuable upon conversion of the Series D Preferred Stock (the "Stockholder Approval"). In the event that Stockholder Approval is not obtained, Carlyle will have the right, pursuant to the terms of the Series B Preferred Stock, to receive up to 19.9% of the issued and outstanding shares of Common Stock, along with shares of Aviall's Series C Senior Participating Preferred Stock (the "Series C Preferred Stock").

         In addition to the Securities Purchase Agreement, Aviall contemporaneously entered into a new $200 million revolving credit facility and an $80 million mezzanine debt placement (the "Senior Notes"). It is currently contemplated that the new credit facility will be funded, and the Senior Notes will be issued, contemporaneously with the issuance of the Series B Preferred Stock. Holders of the Senior Notes will also receive the right to acquire 1,750,000 shares of Common Stock, subject to the Stockholder Approval. Borrowings under the new credit facility and the proceeds from the issuance of the Series B Preferred Stock and Senior Notes will be used to fund Aviall's requirements under its new T56 engine parts logistics agreement with Rolls-Royce Corporation, to discharge in full Aviall's existing domestic secured credit facility, to pay related transaction fees and for other corporate purposes.

         The shares of Series B Preferred Stock will have an initial aggregate liquidation preference equal to $45 million, will be convertible into Common Stock and vote with Aviall's Common Stock on an as-converted basis. The conversion right and aggregate vote will be capped at an amount equal to 3,697,348 shares of Common Stock, which represents 19.9% of Aviall's outstanding voting power before issuance of the Series B Preferred Stock. The Series B Preferred Stock will accrue annual dividends at a 9.0% rate per annum (payable in arrears in cash (to the extent permitted under the new credit facility and the Senior Notes) or in-kind at the option of the holder) for the first 100 days after the closing date. If Stockholder Approval is not obtained in the first 100 days after closing, the dividend rate will increase by 400 basis points at the end of each 30 day period after the initial 100 day period until such Stockholder Approval is obtained, up to a maximum rate of 30.0% per annum.

         The Series B Preferred Stock will be redeemable at the option of the holders after repayment or maturity of the Senior Notes and the new credit facility, but is not redeemable at the option of Aviall. The Series B Preferred Stock will also have antidilution protection and other protective provisions, including the right to elect two members to Aviall's board of directors. The Series B Preferred Stock participates with the Common Stock on an as-converted basis (up to a maximum of 19.9% of the issued and outstanding shares) in payment of dividends and distribution of assets upon liquidation of Aviall (after first receiving the liquidation preference per share of the Series B Preferred plus all accrued and unpaid dividends).

         If Stockholder Approval is not obtained within 100 days from the closing date, the holders of the Series B Preferred Stock will have the option to convert the shares of Series B


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Preferred Stock into shares of Common Stock and Series C Preferred Stock, as described above. If within one year of the Closing Date, Aviall obtains the Stockholder Approval, then the Series B Preferred Stock will convert automatically into a number of shares of the Series D Preferred Stock with an aggregate liquidation preference upon conversion equal to the aggregate liquidation preference of the Series B Preferred Stock surrendered at conversion. If Aviall does not obtain the Stockholder Approval within one year of the closing date, the holder of the Series B Preferred Stock will have the option to convert the Series B Preferred Stock into Series D Preferred Stock, if Stockholder Approval is subsequently obtained.

         The Series D Preferred Stock, when issued, will have an aggregate liquidation preference equal to the liquidation preference of the Series B Preferred Stock surrendered for conversion, and at the time of issuance, vote with the Common Stock on an as converted basis and be convertible into shares of Common Stock at an initial conversion price of $5.80 per share. The Series D Preferred Stock will have a 9.0% dividend (payable in-kind for the first four years and in cash thereafter), mature in June 2008 (or such later date as approved by a majority of the holders of Series D Preferred Stock) and have antidilution protection and protective provisions. In addition, the Series D Preferred Stock will have the right to elect two members to Aviall's Board of Directors, and participate with the Common Stock on an as-converted basis in payment of dividends and distributions of assets upon liquidation of the Aviall, after first receiving the liquidation preference per share of the Series B Preferred Stock plus all accrued and unpaid dividends.

         The Series C Preferred Stock, if issued, would not vote with the Common Stock, not be convertible into Common Stock, and have a dividend payable in cash (to the extent then permitted by Aviall's new credit facility and Senior Notes computed at a rate of 30% per annum) or in-kind at the option of the holder at a rate of 30.0% per annum. The Series C Preferred Stock, if issued, would be redeemable at the option of the holders after the repayment or maturity of the Senior Notes and the new credit facility, but would not be redeemable at the option of the Aviall. The Series C Preferred Stock would also have the right to elect between two and four members to Aviall's Board of Directors and have certain protective provisions.

         As a result of the issuance of the preferred stock and the Common Stock and rights to acquire Common Stock, Aviall's current stockholders will experience dilution. At the time of the Securities Purchase Agreement, Aviall had 18,495,990 shares of Common Stock issued and outstanding. The Series B Preferred Stock is convertible into up to 3,697,348 shares of Common Stock. The following table illustrates the dilution to Aviall's current stockholders as a result of the issuance of preferred stock to Carlyle and the issuance of Senior
Notes:


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
                       CURRENT STOCKHOLDERS           PREFERRED STOCK              SENIOR NOTES            TOTAL
                    --------------------------- ---------------------------- ------------------------- ---------------
                    Common Shares   Percent     Common Shares   Percent of      Common     Percent
                                    of Voting   (as converted)    Voting        Shares     of Voting
                                      Power                        Power                     Power

Without
stockholder             18,495,990       83.3%       3,697,348        16.7%             0          0%      22,193,338
approval

With
stockholder
approval                18,495,990       66.1%       7,758,620        27.7%     1,750,000        6.2%      28,004,610

(1) Assumes (i) no defaults under the Certificate of Designations for the Series B Preferred Stock and the Series D Preferred Stock, (ii) that Stockholder Approval is obtained in the first 100 days after the closing, (iii) the shares of Common Stock subject to issuance to the holders of the Senior Notes are issued and outstanding and (iv) there have been no antidilution adjustments.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  AVIALL, INC.



                                  By:    /s/ JACQUELINE K. COLLIER
                                        ----------------------------------------
                                        Jacqueline K. Collier
                                        Vice President and Controller
                                        Principal Accounting Officer



                                         /s/ CORNELIUS VAN DEN HANDEL
                                        ----------------------------------------
                                        Cornelius Van Den Handel
                                        Vice President and Treasurer
                                        Principal Financial Officer

Dated:   December 20, 2001